Exhibit 32

CERTIFICATION

In connection with this Quarterly Report on Form 10-Q of American International Group, Inc. (the “Company”) for the quarter ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Duperreault, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2018

/S/ BRIAN DUPERREAULT
Brian Duperreault
President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

CERTIFICATION

In connection with this Quarterly Report on Form 10-Q of American International Group, Inc. (the “Company”) for the quarter ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Siddhartha Sankaran, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2018

/S/ SIDDHARTHA SANKARAN
Siddhartha Sankaran
Executive Vice President and
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.